UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 28, 2012

Mimvi, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

440 Wolfe Road

Sunnyvale, California 94085

(Address of principal executive offices)

818-746-5816

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to Agreement and Plan of Merger

On August 6, 2012, Mimvi, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Wolf Acquisition Corporation, a California corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Lone Wolf, Inc., a California corporation (“Lone Wolf”), Eric Rice and DFM Agency, LLC, (the “Principal Shareholders”) and Eric Rice solely in his capacity as the shareholder representative under the Merger Agreement (the “Shareholders’ Representative”). The Merger Agreement provides for the merger of Merger Sub with and into Lone Wolf (the “Merger”), with Lone Wolf surviving the Merger as a wholly-owned subsidiary of the Company.

On December 28, 2012, the Company, Merger Sub, Lone Wolf, the Principal Shareholders and the Shareholders’ Representative entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) for the purpose of, among other things, (i) reducing the number of shares issuable in the merger to a maximum of 850,000 shares of Mimvi Common Stock, less a number of shares of Mimvi Common Stock equal to the amount of the outstanding debt of Lone Wolf and unpaid transaction expenses; and (ii) reducing the number of Escrow Shares to 200,000. The Amendment and the transactions contemplated thereby were approved by the Company’s board of directors on December 28, 2012.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 7, 2013, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Lone Wolf, with Lone Wolf being the surviving corporation. Upon completion of the Merger, Lone Wolf became a wholly-owned subsidiary of the Company.

At the effective time and as a result of the Merger, (i) each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time was automatically converted into one share of common stock of Lone Wolf, and (ii) each share of common stock of Lone Wolf (other than shares held by stockholders who have perfected and not withdrawn a demand for appraisal rights under California law) was canceled and converted automatically into the right to receive approximately 0.0530908 of a share of Mimvi (the “Per Share Merger Consideration”).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the August 6, 2012 Merger Agreement, which is included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2012 and is incorporated herein by reference, and (ii) the Amendment, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. The issuance of these securities was deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

(a) — (b) Financial Statements of Businesses Acquired; Pro Forma Financial Information.

Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, the Company will amend this filing not later than 74 calendar days after January 7, 2013 to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.

(d)	Exhibits.

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	MIMVI, INC.

/s/Michael Poutre
Michael Poutre Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of December 28, 2012, among Wolf Acquisition Corporation, a California corporation and wholly-owned subsidiary of the Company , Lone Wolf, Inc., a California corporation, Eric Rice and DFM Agency, LLC, and Eric Rice solely in his capacity as the shareholder representative under the Merger Agreement